                                                                  EXHIBIT 3.2.14

                   RIVERSIDE RETIREMENT LIMITED PARTNERSHIP

                              THIRD AMENDMENT TO

                    CERTIFICATE OF FORMATION AND AGREEMENT

                            OF LIMITED PARTNERSHIP

Pursuant to Section 9 of Chapter 109 of the General Laws of Massachusetts, the undersigned hereby make this Third Amendment to the Certificate of Formation and Agreement of Limited Partnership of Riverside Retirement Limited Partnership, said Certificate and Agreement having been originally filed in the Office of the Secretary of the Commonwealth of Massachusetts on January 15, 1988. A First Amendment was field in the Office of the Secretary of the Commonwealth of Massachusetts on July 1, 1988. A Second Amendment was filed in the Office of the Secretary of the Commonwealth of Massachusetts on December 12, 1988.

The purpose of this amendment is to reflect the transfer to Harborside Healthcare Corporation of all of the Limited Partnership interests of Krupp Enterprises Limited Partnership.

The last date on which this Partnership may dissolve is December 31, 2037.

EXECUTED as a sealed instrument the 14th day of June, 1996.

                              General Partner:

                              HARBORSIDE HEALTHCARE CORPORATION

                              470 Atlantic Avenue
                              Boston, MA  02210

                              By:  /s/ STEPHEN GUILLARD
                                   -------------------------------------
                                   Stephen Guillard
                                   President

                              Withdrawing Limited Partner:

                              KRUPP ENTERPRISES LIMITED PARTNERSHIP

                              By:  KGP I Incorporated
                                   General Partner

                              By:  /s/ LAURENCE GERBER
                                   -------------------------------------
                                   Name:  Laurence Gerber
                                   Title:  President

                              Substituted Limited Partner:

                              HARBORSIDE HEALTHCARE CORPORATION
                              470 Atlantic Avenue
                              Boston, MA  02210

                              By:  /s/ WILLIAM H. STEPHAN
                                   -------------------------------------
                                   Name:  William H. Stephan
                                   Title:  Treasurer

                   RIVERSIDE RETIREMENT LIMITED PARTNERSHIP

                              FIRST AMENDMENT TO

                    CERTIFICATE OF FORMATION AND AGREEMENT

                            OF LIMITED PARTNERSHIP

Pursuant to Section 9 of Chapter 109 of the General Laws of Massachusetts, the undersigned hereby make this First Amendment to the Certificate of Formation and Agreement of Limited Partnership of Riverside Retirement Limited Partnership, said Certificate and Agreement having been originally filed in the Office of the Secretary of the Commonwealth of Massachusetts on January 15, 1988.

The purpose of this amendment is to reflect the transfer to Krupp Apartments 1988 Limited Partnership (with a business address at 470 Atlantic Avenue, Boston, MA 02210) of all of the limited partnership interests of Krupp Apartments-I Limited Partnership.

EXECUTED as a sealed instrument the 23rd day of June, 1988.

                              General Partner:

                              HARBORSIDE HEALTH I CORPORATION

                              By:  /s/ LAURENCE GERGER, PRESIDENT
                                   -------------------------------------
                                   Laurence Gerber, President

                              Withdrawing Limited Partner:

                              KRUPP APARTMENTS-I LIMITED PARTNERSHIP

                              By:  KRUPP I INCORPORATED
                                   GENERAL PARTNER

                              By:  /s/ GEORGE KRUPP, PRESIDENT
                                   -------------------------------------
                                   George Krupp, President

                              Substituted Limited Partner:

                              KRUPP APARTMENTS 1988 LIMITED PARTNERSHIP
                              470 Atlantic Avenue
                              Boston, Massachusetts 02210

                              By:  THE KRUPP CORPORATION,
                                   GENERAL PARTNER

                              By:  /s/ GEORGE KRUPP, CO-PRESIDENT
                                   -------------------------------------
                                   George Krupp, Co-Chairman

                   RIVERSIDE RETIREMENT LIMITED PARTNERSHIP

                              SECOND AMENDMENT TO

                    CERTIFICATE OF FORMATION AND AGREEMENT

                            OF LIMITED PARTNERSHIP

Pursuant to Section 9 of Chapter 109 of the General Laws of Massachusetts, the undersigned hereby make this Second Amendment to the Certificate of Formation and Agreement of Limited Partnership of Riverside Retirement Limited Partnership, said Certificate and Agreement having been originally filed in the Office of the Secretary of the Commonwealth of Massachusetts on January 15, 1988. A First Amendment was field in the Office of the Secretary of the Commonwealth of Massachusetts on July 1, 1988.

The purpose of this amendment is to reflect the transfer to Krupp Enterprises Limited Partnership of all of the limited partnership interests of Krupp Apartments 1988 Limited Partnership.

EXECUTED as a sealed instrument the 12th day of December, 1988.

                              General Partner:

                              HARBORSIDE HEALTH I CORPORATION

                              By:  /s/ GARY MARINI
                                   -------------------------------------
                                   Gary Marini
                                   Treasurer

                              Withdrawing Limited Partner:

                              KRUPP APARTMENTS 1988 LIMITED PARTNERSHIP

                              By:  The Krupp Corporation
                                   General Partner

                              By:  /s/ GEORGE KRUPP
                                   -------------------------------------
                                   George Krupp
                                   President

                              Substituted Limited Partner:

                              KRUPP ENTERPRISES LIMITED PARTNERSHIP
                              470 Atlantic Avenue
                              Boston, MA  02210

                              By:  Krupp I Incorporated
                                   General Partner

                              By:  /s/ GEORGE KRUPP
                                   -------------------------------------
                                   George Krupp
                                   President

                   RIVERSIDE RETIREMENT LIMITED PARTNERSHIP

                    CERTIFICATE OF FORMATION AND AGREEMENT

                            OF LIMITED PARTNERSHIP

The Partners desire to organize a limited partnership in accordance with the laws of The Commonwealth of Massachusetts. In furtherance thereof, the Partners hereby execute and agree to file this Certificate in accordance with the provisions of the Massachusetts Uniform Limited Partnership Act ("Act").

We, the undersigned, desiring to form a limited partnership pursuant to the laws of The Commonwealth of Massachusetts, do hereby certify and swear to the following:

     1.   The name of the partnership is RIVERSIDE RETIREMENT LIMITED
          PARTNERSHIP.

     2. The character of the business intended to be transacted by the partnership is to acquire, invest in, maintain, operate, lease, improve, hold, encumber, sell, manage and otherwise deal with long term care facilities, including the real property, improvements, personal property and intangible personal property associated with such facilities; to be a general or limited partner in any business enterprise which the partnership would have the power to conduct by itself; and to engage in such related activities as are necessary, convenient, or incidental to the above.

     3.   The address of the office of the partnership is to be:

                    470 Atlantic Avenue
                    Boston, MA  02210

     or such other place or places as the general partner from time to time may determine.

     The agent for service of process for the partnerships shall be:

                    David Moskowitz, Esq.
                    c/o Harborside Health I Corporation
                    470 Atlantic Avenue
                    Boston, MA  02210

     4. The name and business address of each partner, general and limited partners being respectively designated, are as follows:

          General Partner                    Address
          ---------------                    -------

          Harborside Health I Corporation    470 Atlantic Avenue
                                             Boston, MA  02210

          Limited Partner
          ---------------

          Krupp Apartments-I Limited         470 Atlantic Avenue
          Partnership                        Boston, MA  02210

     5. The amount of cash contributed by the general partner, no other property having been contributed by or agreed to be contributed in the future by the general partner, is as follows: $10.00.

          The amount of cash contributed by the limited partner, no other property having been contributed by or agreed to be contributed in the future by the limited partner, is as follows: $95

     6. No additional contributions to the capital of the partnership have been agreed to be made by the partners.

     7. A limited partner may substitute an assignee as contributor in his place with the prior written consent of the general partner.

     8. The limited partner has no right to withdraw from the partnership during the partnership's existence, except with the consent of the general partner and on the terms agreed to at the time of withdrawal, and the general partner has no right to withdraw.

     9. No partner has a right to receive any distributions of property, including cash, from the partnership of except to the extent the general partner determines to make distributions in accordance with
          Section 13 hereof.

     10. No partner has a right to receive distributions which include a return of all or any part of its contribution except to the extent the general partner determines to make such distributions in accordance with Section 13 hereof.

     11. The partnership will be dissolved and its affairs wound up on December 31, 2037, unless sooner dissolved in accordance with the provisions of the Act.

     12. The remaining general partner or general partners, if any, have the right to continue the business of the partnership on the happening of an event of withdrawal of a general partner.

     13. Profits, losses, credits and items thereof of the partnership shall be allocated, and cash shall be distributed in the following percentages:

          Harborside Health I Corporation              1.0%

          Krupp Apartments-I Limited Partnership       99.0%

     14. The general partner shall have and may exercise all rights and powers granted by the Act as from time to time in effect.

     15. The general partner may appoint one or more officers of the partnership including, without limitation, a president, one or more executive vice presidents, one or more other vice presidents, a treasurer, one or more assistant treasurers, a controller, a secretary, and one or more assistant secretaries. The general partner may assign to any such officer from time to time such duties and powers as the general partner may deem as appropriate subject, however, to the general provisions of this agreement with respect to the rights, powers and duties of the general partner.

     16. The general partner shall be entitled to such fees and reimbursements as may be determined by agreement of the partners.

     17. The general partner shall have the right to propose the transfer of some or all of its interest to a new or additional general partner and such proposed new or additional general partner shall become a general partner of the partnership upon the unanimous written consent of the partners.

     18.  Special Power of Attorney Relating to Continuance of Partnership:  If
          -----------------------------------------------------------------
          the business of the partnership is continued after dissolution, the limited partner constitutes and appoints the remaining or the new general partners, and each of them, if more than one, irrevocably, recognizing their interest and that of the other partners herein, and intending to create a durable power of attorney, as such partners' true and lawful attorney to execute, swear to and file whatever amended Certificates they deem appropriate in the circumstances, and to take whatever action may be necessary to continue the partnership business under applicable law.

     19. No person dealing with the partnership, or its assets, whether as mortgagee, assignee, purchaser, lessee, grantee or otherwise, shall be required to investigate the authority of any general partner purporting to act on behalf of the partnership, in selling, assigning, leasing, mortgaging, or conveying any partnership assets, nor shall any such assignee, lessee, purchaser, mortgagee, or grantee be required to inquire as to whether the approval of the partners for any such sale, assignment, lease, mortgage or transfer has been first obtained. Such person shall be conclusively protected in relying upon certificate of authority of, or in accepting any instrument signed by a general partner in the name and behalf of, the partnership or the general partner.

     20. This Certificate and Agreement may be amended by and only by the general partner together with the consent of the limited partner.

IN WITNESS WHEREOF, the members of said partnership have executed this certificate and agreement this 15th day of January, 1988, under penalty of perjury.

General Partner                         Limited Partner
---------------                         ---------------

HARBORSIDE HEALTH I CORPORATION         KRUPP APARTMENTS-I LIMITED PARTNERSHIP

By:  /s/ LAURENCE GERBGER               By:  /s/ DOUGLAS KRUPP
     -------------------------               ---------------------------------
     Laurence Gerber                         Douglas Krupp
     President                               General Partner